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                                                                       EXHIBIT 7



                         (Coopers & Lybrand Letterhead)



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in Post-Effective Amendment No. 1 to the Registration Statement of MONY Variable Account L on Form S-6 (File No. 333-01581) of our reports dated February 14, 1997 and February 21, 1997 on our audits of the financial statements of MONY Variable Account L and The Mutual Life Insurance Company of New York, respectively.



     We also consent to the reference to our Firm under the captions "Independent Accountants" and "Financial Statements" in the Prospectus.



                                          Coopers & Lybrand L.L.P.



New York, New York


February 27, 1997